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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                                                  STATE OR OTHER
                                                                 JURISDICTION OF
                                                                   INCORPORATION
NAME

Subsidiaries of MarineMax, Inc. (Delaware):

  Bassett Boat Company                                                Florida
  Bassett Realty, L.L.C.                                              Delaware
  Bassett Boat Company of Florida                                     Florida
  Gulfwind South, Inc.                                                Florida
  Gulfwind South Realty, L.L.C.                                       Delaware
  Gulfwind USA, Inc.                                                  Florida
  Harrison's Boat Center, Inc.                                        California
  Harrison's Realty California, L.L.C.                                Delaware
  Harrison's Marine Centers of Arizona, Inc.                          Arizona
  Harrison's Realty, L.L.C.                                           Delaware
  11502 Dumas, Inc.                                                   Texas
  Stovall Marine, Inc.                                                Georgia


Subsidiaries of 11502 Dumas, Inc. (Texas)

  DelHomme Realty, Inc.                                               Delaware
  9149 Wallisville Road Interests, Inc., dba DelHomme Service Center  Texas
  600 Del Lago Blvd., Inc., dba Louis DelHomme Marine-Del Lago        Texas
  7940 W. I-30 Interests, Inc.                                        Texas
  Airtex Interests, Inc., dba Louis DelHomme Marine--Airtex           Texas
  South Shore Interests, Inc., dba Louis DelHomme Marine-South Shore  Texas
  Nasa Road Interests, Inc., dba Louis DelHomme Marine--Nasa Road     Texas
  Reeder Road Interests, Inc., dba Louis DelHomme Marine              Texas
  Lake Lewisville Interests, Inc., dba Louis DelHomme                 Texas
     Marine-Lake Lewisville